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                                                                    EXHIBIT 99.6


                                     PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        SUPERCONDUCTOR TECHNOLOGIES INC.
                        SPECIAL MEETING OF STOCKHOLDERS
                               DECEMBER 17, 2002

      The undersigned hereby appoints M. Peter Thomas and Martin S. McDermut and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Common Stock of Superconductor Technologies Inc. which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Shareholders of Superconductor Technologies Inc. to be held on December 17, 2002 at 10:00 a.m., local time, at 460 Ward Drive, Santa Barbara, California 93111, or any adjournment thereof, with all powers which the undersigned would possess if present at the Special Meeting.

       (Continued, and to be marked, dated and signed, on the other side)

                              --------------------

                       Detach here from proxy voting card

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                              (THIS IS BACK PAGE)
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
 THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY         PLEASE MARK YOUR    [X]
                  WILL BE VOTED "FOR" THE PROPOSAL LISTED BELOW.                            VOTES AS INDICATED
                                                                                            IN THIS EXAMPLE
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
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS      FOR           AGAINST         ABSTAIN
Proposal One--Approval of the merger, approval and              [ ]             [ ]             [ ]
adoption of the merger agreement, and approval of the
issuance of Superconductor common stock pursuant to the
merger agreement.

Proposal Two--Approval of Superconductor's private              [ ]             [ ]             [ ]
financing of $20 million and approval of the issuance
of Superconductor common stock pursuant to the terms
of the financing.

Proposal Three--Approval of an amendment to                     [ ]             [ ]             [ ]
Superconductor's Amended and Restated Certificate of
Incorporation to increase the number of authorized shares
of Superconductor common stock from 75,000,000
shares to 125,000,000 shares.

Proposal Four--Approval of an amendment to                     [ ]             [ ]             [ ]
Superconductor's Amended and Restated Certificate of
Incorporation to effect a reverse stock split.

Proposal Five--To transact any other business that             [ ]             [ ]             [ ]
may properly come before the meeting or any
adjournment or postponement thereof.
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
                                                                                                                         WILL
                                                                                                                        ATTEND
                                                             If you plan to attend the Special Meeting, please           [ ]
                                                             mark the WILL ATTEND box

                                                             Please disregard if you have previously provided
                                                             your consent decision. By checking the box to the right,    [ ]
                                                             I consent to future delivery of annual reports, proxy
                                                             statements, prospectuses and other materials and
                                                             shareholder communications electronically via the
                                                             Internet at a webpage which will be disclosed to me. I
                                                             understand that Superconductor Technologies Inc. may
                                                             no longer distribute printed materials to me from any
                                                             future shareholder meeting until such consent is
                                                             revoked. I understand that I may revoke my consent at
                                                             any time by contacting Superconductor Technologies
                                                             Inc.'s transfer agent, Registrar and Transfer Company
                                                             and that costs normally associated with electronic
                                                             delivery, such as usage and telephone charges as well
                                                             as any costs I may incur in printing documents, will
                                                             be my responsibility.
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SIGNATURE                     SIGNATURE                     DATE
         ===================           ===================      ================


  NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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                     * Detach here from proxy voting card *